Exhibit 19

Stock Trading and Transactional Reporting Policy

This policy is applicable to BOK Financial Corporation, BOKF, NA and its divisions, affiliates and subsidiaries.

1		TITLE	2
2		PURPOSE	2
3		POLICY STATEMENT	2
	3.1	TIMING OF TRANSACTIONS	2
	3.2	MANDATORY PRE-CLEARANCE PROCEDURES	2
	3.3	SANCTIONS FOR COVERED TRANSACTIONS DURING BLOCKED PERIOD	2
	3.4	REPORTING OF TRANSACTIONS	2
	3.5	SANCTIONS FOR LATE FILINGS	3
	3.6	DIRECTOR OWNERSHIP REQUIREMENTS	3
4		DEFINITIONS	3
	4.1	COVERED PERSONS	3
	4.2	COVERED TRANSACTIONS	3
5		POLICY DETAILS	3
	5.1	BLOCKED PERIODS	3
6		ROLES AND RESPONSIBILITIES	4
7		CONTROLS- MONITORING, EVALUATIONS AND REVIEW	4
	7.1	GRANTING POLICY EXCEPTIONS	4
8		POLICY AUTHORITY	4
9		ASSOCIATED (INTERNAL) DOCUMENTS	4
10		REFERENCE (EXTERNAL) DOCUMENTS- LAWS, RULES, STATUTES, ETC.	4

1. TITLE

Stock Trading and Transactional Reporting Policy

2. PURPOSE

Guidelines for covered persons to transact in BOKF common stock or derivatives thereof.

3. POLICY STATEMENT

3.1 TIMING OF TRANSACTIONS

Except as provided below, there shall be no transactions by Covered Persons involving BOKF stock during certain times (“Blocked Periods”), as described below in Policy Details.

Covered Persons who are aware of material nonpublic information are also prohibited from passing that information on to others outside BOKF, including friends and family.

Exception: Stock options may be exercised during Blocked Periods provided that the Covered Person does not i) exercise the options using a broker-assisted cashless exercise method or any other market sale for the purpose of generating the cash needed to pay the exercise price of the option and ii) sell any shares received upon exercise during a Blocked Period except to the Company to cover taxes and exercise price.

3.2 MANDATORY PRE-CLEARANCE PROCEDURES

Covered persons may not engage in any Covered Transaction without first obtaining pre-clearance of the transaction from the office of Frederic Dorwart, Lawyers PLLC (General Counsel for BOKF). A request for pre-clearance of the proposed transaction should be submitted to the General Counsel’s office in accordance with the Notification and Information Procedure attached hereto. The procedure may be revised from time to time upon written notice to all Covered Persons. The General Counsel’s office will then determine whether the transaction may proceed and, if so, assist in complying with the reporting requirements. Any such permission to proceed with a transaction shall not limit the responsibility or ramifications of the transaction as being solely that of the Covered Person.

3.3 SANCTIONS FOR COVERED TRANSACTIONS DURING BLOCKED PERIOD

Numerous Federal and State laws govern trading by insiders during Blocked Periods. Sanctions resulting from violating such laws can include, among others:

•Suit by the Company against the person to disgorge profits from the transaction, where the requirement to bring suit is not optional for the Company and the determination of profits will be the most disadvantageous combination of sales and purchases by the Covered Person during the period required by the respective law (in many cases 6 months).
•Criminal prosecution resulting in financial penalties, incarceration or prohibitions from working for or with publicly traded entities.

The responsibility for complying with any and all Federal and State or other laws and regulations is that of the Covered Person. The Company will assist the Covered Person in timing transactions such as to not violate any such laws; however, the responsibility and ramifications of any violations of law is that of the Covered Person whether such assistance is given or not.

3.4 REPORTING OF TRANSACTIONS

Pursuant to SEC requirements, Covered Persons are required to file an initial report of indirect or direct beneficial ownership of BOKF stock on Form 3 of the SEC within ten days of becoming a Covered Person. Any changes in the beneficial ownership must be reported on Form 4 of the SEC before the end of the second business day following the day on which the subject transaction was executed. Form 5 must be filed within 45 days after the end of the fiscal year by Covered Persons who engaged in transactions that have not previously been reported during the fiscal year of the issuer (or during the previous two fiscal years for the Covered Person’s first Form 5 filing). Form 5 reports previously exempted transactions and year end holdings.

Covered Persons must monitor their personal transactions and file the appropriate forms with the SEC. Changes in beneficial ownership include purchases, sales, grants, and/or acquisitions of stock, options, or other derivative securities, etc. Since a Covered Person is presumed to have a pecuniary interest, he/she is required to report on securities held by a member of the insider's immediate family sharing the same household. Any questions about this provision should be directed to the designated Filing Coordinator. Covered Persons must provide required information to the Filing Coordinator. Frederic Dorwart, Lawyers PLLC serves as the Filing Coordinator.

The Filing Coordinator shall provide information regarding filing requirements to all Covered Persons and then compile the information and prepare forms for filing based upon information provided by the Covered Persons.
Annually, the Corporate Secretary will prepare a list of those Covered Persons.

The Filing Coordinator's duties include assisting in the preparation of required forms and maintaining copies thereof; contacting individuals who become Covered Persons; sending monthly and annual information requests to all designated insiders; and identifying instances of noncompliance with SEC requirements for appropriate disclosure.

3.5 SANCTIONS FOR LATE FILINGS

Any late or delinquent Form 4s or 5s (the vehicles by which Covered Transactions are reported to the SEC and stock exchanges) are required to be reported in our proxy statement in a separate captioned section, naming names. The SEC has been granted broad authority to seek “any equitable relief that may be appropriate or necessary for the benefit of investors” for violations of any provisions of the securities laws. The SEC has an enforcement division dedicated solely to late filings.

The responsibility for ensuring the timely and accurate filing of Form 4s or 5s is that of the Covered Person. The Filing Coordinator will assist in the preparation and filing of such Forms, but the responsibility and ramifications of an untimely filing are borne by the Covered Person.

3.6 DIRECTOR OWNERSHIP REQUIREMENTS

In order to satisfy regulatory requirements, each director shall own $1,000 in market value of BOK Financial Corporation common stock.

4. DEFINITIONS

4.1 COVERED PERSONS

This policy is applicable to:

•All Directors of BOK Financial Corporation (“BOKF”),
•Those Executive Officers of BOKF and its affiliates that perform policy making functions for BOKF,
•10% Shareholders,
•Family members and others living in the household of Directors, Executive Officers, and 10% Shareholders, and
•Entities over which Directors, Executive Officers, and 10% Shareholders have direct or indirect voting or investment power (collectively “Covered Persons”).

4.2 COVERED TRANSACTIONS

This policy is applicable to direct and indirect transactions involving BOKF common stock or any derivatives thereof such as stock options or phantom stock plans. Examples of Covered Transactions include, but are not limited to:

•Purchases of stock
•Sales of stock
•Gifts of stock
•Grants of stock options
•Exercise of stock options
•Grants of Director Shares
•Transfer into a deferred compensation plan
•Granting of or payments under a phantom stock plan
•Transfers of shares to or from people (whether family or others), trusts or accounts held under management whether by choice or court order
•Any other transaction directly or indirectly involving a share of BOK Financial stock

5. POLICY DETAILS

5.1 BLOCKED PERIODS

Blocked Periods for Covered Persons are as follows:

•From the 15th calendar day prior to the end of the last month of a fiscal period (quarter or year-end) until 2 days after the issuance of the related press release or other notification to the public (generally, but not always within 35 days of the respective quarter-end or year-end).

•During any period of blackout under the 401(k) Plan as long as there exists a fund in the 401(k) Plan which derives material value from BOKF stock.

•From the point at which there exists material information about BOK Financial Corporation or its operations that is unknown to the public, through two days after the issuance of the related press release to the public or the previously material information ceases to be material to the company. Examples of potential material information include, but are not limited to:

◦Pending or proposed merger, acquisitions, dispositions or joint ventures
◦Pending or proposed acquisition or disposition of a significant asset
◦Change in dividend policy or the declaration of a stock split
◦Major personnel changes
◦Major marketing decisions
◦Plans to issue or repurchase securities
◦Plans for a new product of significance
◦Significant litigation
◦Any other event that may affect, in any way, the market value of the BOKF securities

6. ROLES AND RESPONSIBILITIES

Party / Parties	Roles and Responsibilities
Office of General Counsel	Responsible for overall management of the policy.
Chief Accounting Officer	Responsible for management of the process

7. CONTROLS - MONITORING, EVALUATION AND REVIEW

7.1 GRANTING POLICY EXCEPTIONS

Any exceptions to the Policy must be submitted to the Chief Accounting Officer.

8. POLICY AUTHORITY

Office of General Counsel

9. ASSOCIATED (INTERNAL) DOCUMENTS

Standards of Conduct for Officers and Employees

Notification and Information Procedures

10. REFERENCE (EXTERNAL) DOCUMENTS – LAWS, RULES, STATUTES, ETC.
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